EXHIBIT 11

                             CAM DATA SYSTEMS, INC.
                      COMPUTATION OF NET INCOME PER SHARE
                                  (UNAUDITED)

                                                                           PRIMARY NET INCOME PER SHARE
                                                                                THREE MONTHS ENDED
                                                                        ----------------------------------
                                                                        DECEMBER 31            DECEMBER 31
                                                                           1995                   1994
                                                                        -----------            -----------
Net income applicable to
  common and common equivalent shares                                    $  161,500             $   84,200
                                                                         ==========             ==========
Average number of common shares
  outstanding during the period                                           1,941,000              1,911,000

Net shares assumed issued using
  treasury stock method for stock
  options outstanding during the period                                     153,300                 43,600
                                                                         ----------             ----------
Common and common equivalent shares                                       2,094,300              1,954,600
                                                                         ==========             ==========


Net income per share                                                     $      .08             $      .04
                                                                         ==========             ==========

                                                                        FULLY DILUTED NET INCOME PER SHARE
                                                                                THREE MONTHS ENDED
                                                                        ----------------------------------
                                                                        DECEMBER 31            DECEMBER 31
                                                                           1995                   1994
                                                                        -----------            -----------
Net income applicable to
  common and common equivalent shares                                   $  161,500              $   84,200
                                                                        ==========              ==========

Average number of common shares
  outstanding during the period                                          1,941,000               1,911,000

Net shares assumed issued using
  treasury stock method for stock
  options outstanding during the period                                    154,300                 116,300
                                                                        ----------              ----------
Common and common equivalent shares                                      2,095,300               2,027,300
                                                                        ==========              ==========

Net income per share                                                    $      .08              $      .04
                                                                        ==========              ==========





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